UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): August 11, 2005


                           SAFETEK INTERNATIONAL, INC.
             (Exact name of Registrant as specified in its charter)

           Delaware                       33-22175                    75-2226896
           --------                       --------                    ----------
(State or other jurisdiction of   (Commission File Number) (IRS Employer Identification No.)
        incorporation)



                               21 Ahavat Zion St.
                             Tel Aviv, Israel 62153
                    (Address of principal executive offices)

                                 +972-3-546-3251
              (Registrant's telephone number, including area code)


                                    ---------
          (Former name or former address, if changed since last report)

Section 8 - Other Events

Item 8.01 Other Events

Execution of Matrix Pharma, Inc. Term Sheet

On August 9th, 2005, Safetek International, Inc. (the "Registrant") and Matrix Pharma, Inc., Delaware corporation ("Matrix"), entered into a Term Sheet (the "Matrix Term Sheet"). Pursuant to the Matrix Term Sheet, at the closing, Matrix will grant the Registrant an exclusive license in all of Matrix's intellectual property rights in its Thrombin inhibition compounds.

The Registrant and Matrix agreed to jointly develop a research and development program for the development of products based on the Thrombin inhibition compounds and their approval by the federal Food and Drug Administration. The four main stages of such research and development program and the estimated duration and budget for each stage have been preliminarily agreed to, although the parties expect that such figures will be substantially revised by the date that a definitive agreement is entered into.

Matrix agreed to carry out such research and development program at the Registrant's request and expense. The Registrant is under no obligation to commence such research and development program and may do so in its sole discretion. However, the Registrant shall not instruct Matrix to commence the research and development program unless the Registrant has first secured funds sufficient to fund at least the first two of the four stages contemplated. In addition, if the Registrant instructs Matrix to commence such research and development program, it shall first pay to Matrix the funds required to fund the first stage contemplated. At the closing, the Registrant shall pay to Matrix $60,000 as an advance towards the funding of the first stage of the research and development program.

In further consideration for the license grant and its services rendered to the Registrant in connection with the research and development program, Matrix shall be paid certain specified amounts if the Registrant successfully achieves each of certain specified milestones with respect to the development of products based on the license granted to the Registrant. Such milestone payments shall be paid, at the Registrant's discretion, either by cash or by the issuance of shares of the Registrant to Matrix, based on the average price per share at which the shares of the Registrant were traded during the last 60 days prior to the issuance of such shares. In addition, the Registrant shall pay to Matrix a certain percentage of all net sales of products covered by the license and any income generated in connection therewith.

At Matrix's option, the license granted to the Registrant may be either terminated or converted to a non-exclusive license if (a) the Registrant fails to timely pay the applicable royalty payment or milestone payment after an agreed grace period or (b) after the Registrant starts a project, the Registrant fails to complete each stage of development, or fails to commence the next stage of development within specified time periods after the previous one ended.

Matrix agreed to an exclusivity period until September 30, 2005 with the Registrant, agreeing that for that period, it shall not negotiate any merger or acquisition offers, licensing, or other conflicting transactions with other parties without the written consent of the Registrant. During such period of time, Matrix shall conduct its business solely in its ordinary course.

The Matrix Term Sheet is a non-binding document and the closing is subject to the execution of mutually acceptable definitive agreements among the parties, approval of the transaction and definitive agreements by the respective Boards of Directors of the parties, completion of due diligence by both parties to their satisfaction, and receipt of any required approvals of governmental authorities or third parties. It is anticipated that the closing of such transaction will take place by September 30, 2005

Execution of  Serapis Technologies Inc.Term Sheet

On August 10, 2005, the Registrant and Serapis Technologies Inc., a Delaware corporation ("Serapis"), and Serapis Biotech Ltd., a subsidiary of Serapis, entered into a Term Sheet (the "Serapis Term Sheet"). Pursuant to the Term Sheet, at the closing, the Registrant will purchase from Serapis its intellectual property relating to chemical compounds designed to affect membrane receptor activity. The Registrant will also be granted a one-year option to purchase from Serapis certain equipment. In consideration for such assets, Serapis and certain of its principals will receive from the Registrant a specified amount of cash and shares of the common stock of the Registrant. Some of the creditors of Serapis and some of the shareholders of Serapis are also shareholders of the Registrant.

Serapis agreed that, until September 30, 2005, it shall not (a) sell, assign, transfer or convey any of its assets; (b) without the prior written approval of the Registrant, solicit any offers for, respond to any unsolicited offers for, or enter into or conduct any negotiations with any other person, firm, corporation or other entity in respect of the sale of all or any substantial portion of its shares, or its assets or any substantial portion of such assets; or (c) except as may be required under applicable law, disclose any non-public information relating to its shares, assets or business.

The Serapis Term Sheet is a non-binding document and the closing is subject to the execution of mutually acceptable definitive agreements among the parties, approval of the transaction and definitive agreements by the respective Boards of Directors of the parties, completion of due diligence by both parties to their satisfaction, and receipt of any required approvals of governmental authorities or third parties. In addition, the closing is subject to the Registrant's receipt of a cash investment in the Registrant in an amount not less than $500,000 no later September 23, 2005. It is anticipated that the closing of such transaction will take place by September 30, 2005.

Execution of  Cygnus Biotechnology Inc. Term Sheet

On August 10, 2005, the Registrant, Cygnus Biotechnology Inc., a Delaware corporation ("Cygnus"), and Cygnus Biotech Israel Ltd., a subsidiary of Cygnus (the "Cygnus Subsidiary", and together with the "Cygnus Companies") entered into a Term Sheet (the "Cygnus Term Sheet"). Pursuant to the Term Sheet, at the closing, the Cygnus Companies will grant to the Registrant exclusive licenses relating to their intellectual property in their research regarding (1) stem cells, (2) specific clinical applications or diseases in areas of cardiovascular diseases, and (3) all other areas of cardiovascular diseases.

Such licenses shall be perpetual, except that the license in areas of cardiovascular diseases not related to specific clinical applications or diseases shall expire upon the occurrence of either of the following within 12 months after the closing: (1) the Registrant has not committed to finance a budget of at least $1,500,000 for a joint research and development project between the Registrant and Cygnus; or (2) the Registrant has not issued a specified amount of shares of its common stock to certain of Cygnus's principals. The Registrant and Cygnus also agreed to enter into an agreement for the provision of research and development services with respect to the licensed intellectual property, with all rights in the intellectual property developed belonging to the Registrant.

In consideration for such licenses, Cygnus and certain of its principals will receive from the Registrant a specified amount of cash and shares of the common stock of the Registrant.

Cygnus agreed that until September 30, 2005, it shall not (a) sell, assign, transfer or convey any of its assets; (b) without the prior written approval of the Registrant, solicit any offers for, respond to any unsolicited offers for, or enter into or conduct any negotiations with any other person, firm, corporation or other entity in respect of the sale of all or any substantial portion of its shares, or its assets or any substantial portion of such assets; or (c) except as may be required under applicable law, disclose any non-public information relating to its shares, assets or business.

The Cygnus Term Sheet is a non-binding document and the closing is subject to the execution of mutually acceptable definitive agreements among the parties, approval of the transaction and definitive agreements by the respective Boards of Directors of the parties, completion of due diligence by both parties to their satisfaction, and receipt of any required approvals of governmental authorities or third parties. In addition, the closing is subject to the Registrant's receipt of a cash investment in the Registrant in an amount not less than $500,000. It is anticipated that the closing of such transaction will take place by September 30, 2005.

Expiration of Exclusivity Period With NanoDiagnostics, Inc.

As previously reported on our Current Report of Form 8-K, filed with the Securities and Exchange Commission on July 8, 2005, the Registrant entered into a Term Sheet on July 5, 2005 with NanoDiagnostics, Inc. ("NanoDiagnostics"), a Delaware corporation, and Judith Seligman, who is the principal of NanoDiagnostics (the "NanoDiagnostics Term Sheet"). As previously reported, the Registrant agreed, at closing, to invest in NanoDiagnostics an aggregate of $650,000 in consideration for 70% of NanoDiagnostics' issued and outstanding shares on a fully diluted basis, of which $15,000 was paid on July 6, 2005.

NanoDiagnostics also agreed that, for 30 days following the date of the NanoDiagnostics Term Sheet, it shall not provide to any third party any option, right of first offer or negotiation, right of first refusal, or other right, whether vested or contingent, to acquire any portion of the shares or assets of NanoDiagnostics. Such 30-day exclusivity period expired on August 5, 2005.
The Registrant and NanoDiagnostics agreed to terminate the transactions contemplated by the NanoDiagnostics Term Sheet.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      SAFETEK INTERNATIONAL, INC.
                                      (Registrant)

                                      By:    /s/ Shay Goldstein
                                      Name:  Shay Goldsten,
                                      Title: Chairman, Chief Executive Officer,
Secretary, and Director



Date:  August 11, 2005